Exhibit 99.1

Agreement as to Joint Filing of Schedule 13G

Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G and any amendments thereto, and agrees that this Schedule 13G/A is filed on its behalf.

February 14, 2006
Date
PERSHING SQUARE, L.P. By: PERSHING SQUARE GP, LLC By: William A. Ackman, Managing Member

/s/ William A. Ackman
Signature

PERSHING SQUARE II, L.P. By: PERSHING SQUARE GP, LLC By: William A. Ackman, Managing Member

/s/ William A. Ackman
Signature

PERSHING SQUARE GP, LLC By: William A. Ackman, Managing Member

/s/ William A. Ackman
Signature

PERSHING SQUARE INTERNATIONAL, LTD. By: PERSHING SQUARE CAPITAL MANAGEMENT, L.P. By: William A. Ackman, Managing Member of the GP

/s/ William A. Ackman
Signature
PERSHING SQUARE CAPITAL MANAGEMENT, L.P. By: William A. Ackman, Managing Member of the GP

/s/ William A. Ackman
Signature

WILLIAM A. ACKMAN
/s/ William A. Ackman
Signature